Exhibit 4.15

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND QUALIFIED OR EXEMPTED FROM QUALIFICATION UNDER ALL APPLICABLE BLUE SKY LAWS, OR, IN THE OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON THE TRANSFEREES OF THESE SECURITIES.

THE SHARES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SECURITY FOR CERTAIN INDEBTEDNESS OBLIGATIONS OF THE HOLDER PURSUANT TO THE TERMS OF A NOTE AND SECURITY AGREEMENT BETWEEN THE HOLDER AND THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THE AFOREMENTIONED AGREEMENTS. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SECURITY FOR CERTAIN INDEMNIFICATION OBLIGATIONS OF THE HOLDER ON THE TERMS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER AND THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THE AFOREMENTIONED AGREEMENT. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAS AGREED TO WAIVE ANY RIGHTS TO OBTAIN INFORMATION CONCERNING THE ISSUER, INCLUDING PURSUANT TO SECTION 220 OF THE DELAWARE GENERAL COPORATION LAW. SUCH WAIVER IS BINDING UPON ANY TRANSFEREE OF THESE SECURITIES AND A CONDITION TO TRANSFER OF THESE SECURITIES IS THE TRANSFEREE’S AGREEMENT TO SUCH WAIVER. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN.

BLOOM ENERGY CORPORATION

AGREEMENT AND WARRANT TO PURCHASE SERIES G PREFERRED STOCK

Effective Date: June 27, 2014

Void After: June 26, 2019

This Agreement and Warrant to Purchase Series G Preferred Stock (this “Agreement” or “Warrant”) certifies that, for value received, Keith Daubenspeck (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Bloom Energy Corporation, a Delaware corporation (the “Company”), the Warrant Shares upon surrender of this Warrant, at the principal office of the Company referred to below, with the subscription form attached hereto as Exhibit A (the “Notice of Exercise”) duly executed, and simultaneous payment therefor in lawful money of the United States (or otherwise as hereinafter provided) of the aggregate Exercise Price (as defined below). The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided herein.

This Warrant has been issued pursuant to that certain Securities Acquisition Agreement, dated as of as of the Effective Date set forth above, by and between the Company, Holder, and certain other parties (the “Confidential Agreement”) and that certain Securities Acquisition Agreement, dated as of the Effective Date, by and between the Company, the Holder, and certain other parties (the “Securities Acquisition Agreement”) and this Warrant is subject to the Transfer Restrictions, the Indemnification Obligations, and the Security Obligations (each as defined in the Securities Acquisition Agreement) and the other terms and conditions found in the Confidential Agreement and the Securities Acquisition Agreement. Capitalized terms not otherwise defined herein shall be given the meaning assigned to such term in the Securities Acquisition Agreement. This Warrant and the Warrant Shares have been pledged as collateral for the payment and performance of certain obligations of the Holder under that certain Security Agreement of even date with the Confidential Agreement (the “Security Agreement”).

1. Number of Shares. This Warrant may be exercised, in whole or in part, for up to 200,000 shares of the Company’s Series G PreferredStock (the “Warrant Shares”).

2. Exercise Price. The per share purchase price of the Warrant Shares (the “Exercise Price”) for which this Warrant may be exercised shall be $25.76.

3. Exercise of Warrant.

3.1 Time of Exercise. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time prior to 5:00 p.m. (Pacific Standard Time) on June 26, 2019 (the “Expiration Date”). Notwithstanding the foregoing, this Warrant shall terminate immediately prior to the consummation of a Liquidation (as defined in the Securities Acquisition Agreement). The Company shall provide the Holder with the same notice of a Liquidation that the Company provides to its stockholders generally.

3.2 Method of Exercise. The exercise shall only be effected by (a) the surrender of the original copy of this Warrant to the Company at the principal office of the Company as set forth in Section 11.4 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (b) delivery of a notarized and executed Notice of Exercise and (c) unless payment of the Exercise Price is made pursuant to a “net exercise” as provided under Section 4 below, payment of the Exercise Price in cash or by check acceptable to the Company.

3.3 Effect of Exercise. This Warrant (or the portion thereof exercised) shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Subject to the terms of the Securities Acquisition Agreement, the Company, at its expense, shall, within five (5) business days after exercise, issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and, unless this Warrant shall have expired, a new warrant representing the right to acquire the number of shares of Warrant Shares represented by the surrendered Warrant, if any, that shall not have been exercised shall also be delivered to the Holder.

3.4 Duty to Deliver. Subject to the terms of the Securities Acquisition Agreement, each stock certificate issued upon exercise of this Warrant (or issued upon conversion thereof), and issued in connection with adjustments under Section 10 hereof with respect to such shares, shall be immediately delivered to the Company and be held in escrow by the Company pursuant to the provisions of Section 4 of the Securities Acquisition Agreement and pursuant to the provisions of Section 3 of the Security Agreement. Furthermore, any new, additional or different securities that may now or hereafter become distributable with respect to any securities issued upon exercise of this Warrant by reason of any adjustment required by Section 10 of hereof or otherwise shall, upon receipt by the Holder, be promptly delivered to and deposited with the Company unless otherwise deposited immediately into escrow by the Company according to the Securities Acquisition Agreement. The Holder shall provide with respect to each such certificate representing such securities one or more stock powers properly executed in blank in the form attached to the Securities Acquisition Agreement.

3.5 Limitation on Exercise. Notwithstanding any other provision of this Agreement, the Company’s obligation to issue Warrant Shares hereunder is subject to additional limitations set forth in Section 10 of the Confidential Agreement pursuant to which the Warrant Shares, if issued, stand as security for certain indemnity obligations of the initial Holder, and pursuant to which the Company’s obligations to issue Warrant Shares hereunder may be cancelled in satisfaction of such obligations.

4. Net Exercise.

4.1 Net Issue Exercise. In lieu of exercising this Warrant via cash payment, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the completed Notice of Exercise indicating the Holder’s election to exercise this Warrant by means of a “net exercise,” in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A - B)
A

Where	X	=	the number of Warrant Shares to be issued to the Holder.

Y	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A	=	the fair market value (as determined below) of one Warrant Share (at the date of such calculation).

B	=	the Exercise Price (as adjusted to the date of such calculation).

If the above calculation results in a negative number, then no shares of Warrant Shares shall be issued or issuable upon conversion of this Warrant.

4.2 Fair Market Value. For purposes of this Section 4, the fair market value of one Warrant Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Warrant Shares at the time of such exercise, the fair market value per Warrant Share shall be the average of the closing bid and asked prices of the Warrant Shares quoted in the Over-The-Counter Market Summary or the average of the high and low prices as reported by The Nasdaq National Market, the Nasdaq Small Cap Market or on any exchange on which the Warrant Shares is listed, whichever is applicable, for the five (5) trading days prior to the date of the delivery of the Net Exercise Notice.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction computed to the nearest whole cent.

6. No Rights as Stockholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

7. Transfer of Warrant.

7.1 Transferability of Warrant. Holder agrees that this Warrant and the securities issuable upon exercise of this Warrant may not be offered, sold, transferred or disposed of in any other way without the prior written consent of the Company. Notwithstanding the foregoing, this Warrant and the securities issuable upon exercise of this Warrant may be transferred to the heirs of the Holder provided that such heirs assume all of the obligations of the Holder that are set forth in the Settlement Agreements (as defined in the Securities Acquisition Agreement).

7.2 Shares Issued Upon Exercise Subject to Transfer Restrictions. The securities issuable upon exercise of this Warrant shall be subject to the Transfer Restrictions, the Indemnification Obligations, and the Security Obligations, as well as any other limitations set forth in the Securities Acquisition Agreement, and each transferee of this Warrant or the securities issuable upon exercise of this Warrant, shall agree as a condition to any offer, sale, transfer, or disposition that this Warrant and/or any securities issuable upon exercise of this Warrant shall be bound by and subject to the terms of the Transfer Restrictions, the Indemnification Obligations, and the Security Obligations, as well as such other limitations.

7.3 Transfer Procedures. Subject to the foregoing limitations and requirements, if Holder desires to offer, sell, transfer or dispose of in any other way this Warrant or the securities issuable upon exercise of the Warrant, Holder shall comply with the procedures set forth in Section 3.1(b) of the Securities Acquisition Agreement. Prior to a permitted transfer, the Company shall treat the Holder hereof as the owner and Holder of this Warrant and Company shall not be affected by notice to the contrary.

7.4 Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

8. Representations and Warranties of the Holder and Restrictions on Transfer Imposed.

8.1 Representations and Warranties by the Holder. In order to induce the Company to issue this Warrant to the original Holder, the original Holder has made representations and warranties to the Company as set forth in the Securities Acquisition Agreement, which are incorporated herein by reference.

8.2 Legends. The Holder agrees that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act or any state securities law. This Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with legends in substantially the forms set forth at the top of this Warrant.

9. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver to the Holder, in lieu of this Warrant, a new Warrant of the same series and of like tenor of this Warrant.

10. Adjustments. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

10.1 Reorganization, Reclassification. Merger or Conveyance. If any capital reorganization or reclassification or merger or conveyance of the capital stock of the Company shall be effected in such a way that holders of Warrant Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Warrant Shares, then, as a condition of such reorganization, reclassification, merger or conveyance, lawful and adequate provisions shall be made whereby the Holder of the Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Warrant Shares immediately theretofore receivable upon the exercise of the Warrant, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Warrant Shares equal to the number of shares of such stock immediately theretofore so receivable, had such reorganization, reclassification, merger or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights.

10.2 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of the securities as to which purchaser rights under this Warrant exist shall be increased or decreased proportionately in accordance with such split subdivision or combination.

10.3 Conversion of Stock. In case all (a) the Series G Preferred Stock is converted into Common Stock or other securities or property, or (b) the Series G Preferred Stock otherwise ceases to exist or to be authorized by the Company’s Certificate of Incorporation (each, a “Stock Event”), then the Holder, at the time of exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Shares, as applicable, that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that the Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, the Holder had completed such exercise of this Warrant.

10.4 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Secretary of the Company for filing in the Company’s records and to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant. No such adjustment or change shall compel immediate exercise of this Warrant or otherwise affect the Expiration Date of this Warrant. Irrespective of any adjustment or other changes made hereunder, this Warrant (or any other warrant issued in exchange therefor) may continue to express the same number and kind of Warrant Shares (except to the extent exercised) and the same Exercise Price as are initially stated herein.

11. General Provisions.

11.1 Governing Law. The validity, interpretation, performance, and enforcement of this Warrant, as well as any other rights, obligations or liabilities otherwise related to the subject matter of this Warrant, shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the exercise of this Warrant.

11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may assign any of its rights and obligations under this Warrant. Except as set forth in Section 7.1, the Holder may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Warrant, unless the Company provides prior written consent.

11.4 Notices, etc. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.

11.5 Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

11.6 Arbitration. Any dispute or controversy of any kind between the parties hereto, whether arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, or otherwise, shall be settled by confidential arbitration to be held in Santa Clara, California in accordance with the commercial dispute rules then in effect of the American Arbitration Association. The Arbitrator may grant injunctions or other relief in such dispute or controversy. Judgment may be entered on the Arbitrator’s decision in any court having jurisdiction. The Company and the Holder shall each be responsible for one half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses; provided, however, in the event of a determination by the Arbitrator which is adverse to the Company or the Holder, as the case may be, the non-prevailing party shall be responsible for all of the costs and expenses of such arbitration, and for all of the counsel fees and expenses of the Company or the Holder relating thereto. For purposes of any action arising out of the application, interpretation or alleged breach of this Agreement, each of the parties hereto waives any statutory or common law principle, and any judicial interpretation of this Agreement, which would create a presumption against any party hereto as a result of such party having drafted any provision of this Agreement. Counsel for the respective parties have reviewed and revised this Agreement, and there shall not be applied any rule construing ambiguities against the drafting party.

11.7 Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in such agreement.

11.8 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument. This Warrant may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

***

IN WITNESS WHEREOF, the Company and the Holder have caused the Warrant to be executed by a duly authorized officer thereof as of the effective date of this Warrant set forth above.

BLOOM ENERGY CORPORATION

By:	/s/ William H. Kurtz
	Name:	William H. Kurtz
	Title:	Chief Financial Officer and Secretary

AGREED AND ACCEPTED:

KEITH DAUBENSPECK

By:

Name:

Title:

Address:

[SIGNATURE PAGE TO SERIES G PREFERRED STOCK WARRANT]

IN WITNESS WHEREOF, the Company and the Holder have caused the Warrant to be executed by a duly authorized officer thereof as of the effective date of this Warrant set forth above.

BLOOM ENERGY CORPORATION

By:
	Name:	William H. Kurtz
	Title:	Chief Financial Officer and Secretary

AGREED AND ACCEPTED:

KEITH DAUBENSPECK

By:	/s/ KEITH DAUBENSPECK

Name:

Title:

Address:

[SIGNATURE PAGE TO SERIES G PREFERRED STOCK WARRANT]

EXHIBIT A

NOTICE OF EXERCISE

To:	BLOOM ENERGY CORPORATION

We refer to that certain Agreement and Warrant to Purchase Series G Preferred Stock (the “Warrant”). Capitalized terms not otherwise defined herein shall be given the meaning assigned to such term in the Warrant.

(1) Cash Exercise: The undersigned hereby elects to purchase              shares of Series G Preferred Stock (“Warrant Shares”) of Bloom Energy Corporation pursuant to the terms of the Warrant, and tenders herewith payment of the Exercise Price for such shares in full at the price per share provided in the Warrant and the attached signed and Stock Power and Assignment Separate from Stock Certificate.

Net Exercise Election: The undersigned hereby elects to convert the Warrant into shares of Series G Preferred Stock (“Warrant Shares”) by net exercise election pursuant to the terms of the Warrant and tenders herewith the attached signed and Stock Power and Assignment Separate from Stock Certificate. This conversion is exercised with respect to              of the Warrant Shares covered by the Warrant.

(2) The undersigned hereby confirms and acknowledges that

a.	The representations and warranties set forth in Section 2 of the Securities Acquisition Agreement as they apply to the undersigned Holder continue to be true and complete as of this date with the same effect as when they were made on and as of the Effective Date (as defined in the Securities Acquisition Agreement).

b.	The undersigned Holder has performed and complied with, and has not breached any of, the terms, agreements, obligations and conditions of the Settlement Agreements (as defined in the Securities Acquisition Agreement).

c.	The undersigned Holder hereby agrees, confirms, and acknowledge that the Warrant Shares being issued to me on the date hereof is subject to the Transfer Restrictions, the Indemnification Obligations, the Security Obligations, the other restrictions set forth in the Securities Acquisition Agreement the terms of the Note and Security Agreement, and applicable law.

(4) Please issue a certificate or certificates representing said shares of Warrant Shares in the name of the undersigned or in such other name as is specified below, with the understanding that such certificate shall be withheld by the Company in accordance with Section 4 of the Securities Acquisition Agreement.

KEITH DAUBENSPECK

Print Name

Signature

Date

Stock Power And Assignment

Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Warrant to Purchase Series G Preferred Stock, dated as of              (the “Agreement”), the undersigned hereby sells, assigns and transfers unto             ,              shares of the Series G Preferred Stock of Bloom Energy Corporation, a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).              delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

/s/ Keith Daubenspeck
(Signature)

Keith Daubenspeck
(Please Print Name)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its rights under applicable agreements between the Company and Holder without requiring additional signatures on the part of Holder.